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                                                                       EXHIBIT 2



                  REPRESENTATION OF COUNSEL UNDER RULE 485(b)
                  -------------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION
SPDR TRUST, SERIES 1
(File No. 33-46080)


          Pursuant to paragraph (b)(4) of Rule 485 of the Securities and Exchange Commission (17 C.F.R. 230. 485) ("Rule 485"), we hereby represent that the Registration Statement on Form S-6 under the Securities Act of 1933, as amended, and Amendment No.6 to such registration statement (the "Registration Statement") does not contain disclosures which would render such Registration Statement ineligible to become effective pursuant to paragraph (b) of Rule 485.



                                                    CARTER, LEDYARD & MILBURN



September 30 , 1997
New York, New York